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                                                                   EXHIBIT 99.10
                                                                   -------------


                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT


         This First Amendment to Stock Purchase Agreement (the "FIRST AMENDMENT") is entered into as of May 14, 1999, by and between Sutter Opportunity Fund, LLC ("SUTTER") and American Realty Trust, Inc. ("ART").

                                R E C I T A L S:

         A. Sutter and ART entered into that certain Stock Purchase Agreement, dated August 26, 1998 (the "STOCK PURCHASE AGREEMENT") relating to the sale of Sutter's Shares, as such term is defined in the Stock Purchase Agreement, to ART.

         B. Sutter and ART desire to amend the Stock Purchase Agreement as set forth herein.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Amendment to Section 5.1 of the Stock Purchase Agreement. Section
5.1 of the Stock Purchase Agreement shall be amended by replacing the words "December 15, 1998" in the seventh line of such section with the words "July 30, 1999" and by adding a new part "(D)" to the end of such section, so that Section
5.1 reads as set forth in its entirety below:

                  "TERMINATION. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated only (A) by the mutual written consent of the Purchaser and the Selling Shareholder, (B) by either the Purchaser, on the one hand, or the Selling Shareholder, on the other hand, at any time, in the event of a breach by the other party which breach remains uncured for ten (10) calendar days after notice in writing of such breach is delivered to the breaching party, (C) by either the Purchaser, on the one hand, or the Selling Shareholder, on the other hand, by written notice to the other if the Closing has not occurred prior to July 30, 1999 unless the Closing has not occurred solely by reason of the failure of the party seeking to terminate this Agreement to perform or observe any of the covenants or agreements hereof to be performed by such party prior thereto, or (D) by the Selling Shareholder, by written notice to the Purchaser, if the Harrisburg East Mall is not sold by July 30, 1999 in substantial accordance with the terms described in EQK's press release dated March 5, 1999."

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         2. Effect of Amendment; Amendment Controls. Except as expressly stated
herein, the provisions of the Stock Purchase Agreement in effect as of the date of this First Amendment shall remain in full force and effect. To the extent this First Amendment is in conflict with any provision of the Stock Purchase Agreement, as amended, the terms of this First Amendment shall control.

         3. Binding Effect. The amendments contained in this First Amendment shall inure to the benefit of the successors and assigns of the respective parties hereto.

         4. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Stock Purchase Agreement.

         5. Governing Law. This First Amendment shall be governed by the internal laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

         6. Counterparts. This First Amendment may be signed in any number of counterparts, each of which, when taken together, shall constitute the original.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

                                        SELLING SHAREHOLDER:

                                        SUTTER OPPORTUNITY FUND, LLC

                                        By:      Sutter Capital Management, LLC,
                                                 as Manager


                                                 By: /s/ Robert E. Dixon
                                                    ----------------------------
                                                 Name: Robert E. Dixon
                                                      --------------------------
                                                 Title: Managing Member
                                                       -------------------------

                                        PURCHASER:

                                        AMERICAN REALTY TRUST, INC.



                                        By /s/ A. Cal Rossi, Jr.
                                          --------------------------------------
                                        Name: A. Cal Rossi, Jr.
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------

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